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                                                                    EXHIBIT 23.1

                           [Arthur Andersen LLP Logo]

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated March 5, 2001 (except with respect to the matter discussed in Note 14 therein, as to which the date is March 27, 2001) included in Jos. A. Bank Clothiers, Inc. and subsidiaries' Form 10-K for the year ended February 3, 2001, and to all references to our Firm included in this Registration Statement.

                                            /s/ Arthur Andersen LLP

Baltimore, Maryland
April 3, 2002